                                                                     EXHIBIT 3.6




                                AMOSKEAG COMPANY

                            (a Delaware Corporation)




                                    BY-LAWS



                          As Adopted January 7, 1965
                          As Amended May 13, 1966
                          As Amended January 13, 1971
                          As Amended November 29, 1972
                          As Amended March 9, 1977
                          As Amended January 5, 1978
                          As Amended February 26, 1980
                          As Amended July 8, 1986
                          As Amended April 27, 1987
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                                    BY-LAWS

                                       OF

                                AMOSKEAG COMPANY

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
ARTICLE I           Certificate of Incorporation                 1
ARTICLE II          Annual Meeting                               1
ARTICLE III         Special Meetings of Stockholders             2
ARTICLE IV          Notice of Stockholders' Meetings             2
ARTICLE V           Quorum of Stockholders                       2
ARTICLE VI          Proxies and Voting                           3
ARTICLE VII         Board of Directors                           4
ARTICLE VIII        Powers of Directors                          5
ARTICLE IX          Executive Committee                          6
ARTICLE X           Meetings of the Board of Directors           7
ARTICLE XI          Quorum of the Board of Directors             8
ARTICLE XII         Officers and Agents                          8
ARTICLE XIII        President and Chairman and Vice Chairman
                    of the Board                                 9
ARTICLE XIV         Vice Presidents                              9
ARTICLE XV          Secretary                                   10
ARTICLE XVI         Treasurer                                   10
ARTICLE XVII        Removals                                    11
ARTICLE XVIII       Vacancies                                   11
ARTICLE XIX         Capital Stock                               11
ARTICLE XX          Certificate of Stock                        12
ARTICLE XXI         Transfer of Shares of Stock                 12
ARTICLE XXII        Record Date                                 13
ARTICLE XXIII       Loss of Certificate                         14
ARTICLE XXIV        Seal                                        14
ARTICLE XXV         Execution of Papers                         14
ARTICLE XXVI        Fiscal Year                                 14
ARTICLE XXVII       Amendments                                  15
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                          BY-LAWS OF AMOSKEAG COMPANY

                                   ARTICLE I

                          Certificate of Incorporation

     The name, location of principal office and purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These By-laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-laws.

     All references in these By-laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended and restated, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                                   ARTICLE II

                                 Annual Meeting

     The annual meeting of stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at twelve o'clock noon on such day not a legal holiday in April each year and in Boston, Massachusetts, at such place within said municipality as such day and place may from time to time be fixed by the Board of Directors and stated in the notice of the meeting. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the Certificate of Incorporation and by these By-laws may be specified, prior to the giving of notice of said meeting, by resolution of the Board of Directors or by a writing filed with the Secretary signed by the President or by a majority of the Directors. If the election for Directors shall not be held on the day designated for the annual meeting, the Directors shall cause the election to be held as soon thereafter as convenient, at a special meeting of stockholders called for the purpose of holding such election.
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                                  ARTICLE III

                        Special Meetings of Stockholders

     Special meetings of stockholders may be held either within or without the State of Delaware,at such time and place and for such purposes as shall be specified in a call for such meeting made by resolution of the Board of Directors or by a writing filed with the Secretary signed by the President or a majority of the Directors.

                                   ARTICLE IV

                        Notice of Stockholders' Meetings

     Except as otherwise required by law or by other provisions of these By-laws, a written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary, at least ten days and not more than sixty days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his post office address as it appears on the books of the Corporation. In the case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice, and no notice need be given to any person who may become a stockholder of record after such mailing of such notice and prior to such meeting or to any person with whom communication is made unlawful by any law of the United States of America, or any rule, regulation, proclamation or executive order issued under any such law. Except as required by law, notice of any adjourned meeting of the stockholders shall not be required.

     An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders' meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                  ARTICLE V

                            Quorum of Stockholders

     At any meeting of stockholders a majority of the holders of all classes of common stock then issued and outstanding shall constitute a quorum when represented at such meeting by the holders thereof in person or by their duly constituted and


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authorized attorneys, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice when a quorum is present at any meeting, a majority of the stock so represented thereat and entitled to vote shall, except where a larger vote is required by law, by the Certificate of Incorporation, or by these By-laws, decide any question brought before such meeting.

                                   ARTICLE VI

                               Proxies and Voting

     Except as otherwise provided in the Certificate of Incorporation, each stockholder when entitled to vote shall have one vote in person or by proxy for each share of Common Stock held by such stockholder and ten votes in person or by proxy for each share of Class B Common Stock held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided by
Article XXII of these By-laws, no share of stock shall be voted at any election for Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon. Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted, directly or indirectly.

     The Secretary or other officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders of each class entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of least ten days prior to the meeting, either at place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of



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the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting of less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE VII

                               Board of Directors

     The Board of Directors for each corporate year shall consist of such number, not fewer than nine nor more than fifteen, of members as may be fixed by the stockholders at the annual meeting held in such year and shall be divided into three classes as nearly equal in number as may be. The Directors elected at the meetings of stockholders held in 1970, 1971 and 1972 for the purpose of electing Directors shall be Directors of the first class, the second class and the third class, respectively. The term of office of each class of Directors shall expire at the annual meeting held in the third corporate year following that in which the members, other than members elected to fill an enlarged number of Directors, of such class were elected, provided that the term of office of Directors in office on the effective date of this Article shall continue until the original expiration date. During any year the Board of Directors may be enlarged and additional Directors elected to complete the enlarged number, to not more than the maximum number above specified, by the stockholders at any meeting, and the stockholders may, at any meeting held for the purpose during such year, decrease, to not fewer than the minimum number above specified, the number of Directors as thus fixed or enlarged and remove Directors to the decreased number, provided, that any such enlargement or decrease shall maintain as nearly equal number of Directors of each class as may be. The class to which each person elected a Director shall belong shall be specified by the vote by which he shall be elected. Directors shall be chosen by stockholders entitled to vote for the election of Directors; such choice need not be made by ballot. Directors need not be stockholders. Each Director shall hold office, subject to the provisions of Article XVII of these By-laws and to any power of removal otherwise conferred



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by law upon the stockholders, for the term of the class to which he belongs and until his successor shall have been elected and qualified.

                                  ARTICLE VIII

                              Powers of Directors

     The business of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all the powers of the Corporation except as otherwise provided in the Certificate of Incorporation or the By-laws.

     The Board of Directors may, by resolution passed by a majority of all the Directors then in office, designate one or more committees. In addition to the Executive Committee provided for in Article IX of these By-laws, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the said resolution or in other provisions of the By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as shall be determined from time to time by resolution adopted by the Board of Directors. Each committee shall appoint a secretary, who need not be a member and who shall keep regular minutes of the actions of said committee, and report the same to the Board of Directors.

     The Board of Directors may determine the place or places, within or without the State of Delaware, at which the Corporation shall have an office or offices, in addition to its principal office.

     Each Director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.




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                                   ARTICLE IX

                              Executive Committee

         The Board of Directors may, by resolution or resolutions passed by a majority of all the Directors then in office, designate not fewer than three nor more than nine of their number, of whom the Chairman of the Board, if any, and the President shall be members, to constitute an Executive Committee. The Board of Directors, by like resolution or resolutions, may appoint alternate members of the Executive Committee to serve in the temporary absence or disability of any member, may at any time, without notice and with or without cause, dissolve the Executive Committee, remove any member (except the Chairman and the President) or alternate member of the Executive Committee, and may elect another member or appoint another alternate in place of the member or alternate so removed.

         In all cases in which specific directions shall not have been given by the Board of Directors, the Executive Committee shall have and may exercise all of the Powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board of Directors or to change or fill vacancies in its membership or to make or amend the By-laws, nor shall it have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the By-laws. The Executive Committee may declare a dividend. The Executive Committee shall not have the power to authorize the issuance of stock. The fact that the Executive Committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the Executive Committee took action, unless actual notice to the contrary shall have been given. To the extent permitted by law and the By-laws, the Board of Directors may delegate to the Executive Committee any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may from time to time expand, modify, curtail or restrict the powers so delegated. The Executive Committee shall report its acts and proceedings to the Board of Directors at the next succeeding meeting of the Board and at such other time or times as the Board of Directors shall request.

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         The Executive Committee may meet at stated times, or upon not less than twenty-four hours notice given to all by any one of its members in person or in the manner provided for notice to Directors in Article X of the By-laws. Attendance of a member at a meeting shall constitute a waiver of notice of such meeting, except when such member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The Executive Committee shall choose its own chairman and shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or by resolution of the Executive Committee or of the Board of Directors. The Executive Committee shall appoint a secretary, who shall keep regular minutes of the actions of the committee, and report the same to the Board of Directors. At every meeting of the Executive Committee, the presence of a majority of all members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolutions.

                                   ARTICLE X

                       Meetings of the Board of Directors

         Regular meetings of the Board of Directors may be held, without call or formal notice, at the principal place of business of the Corporation or at such other offices or places, within or without the State of Delaware, as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting. If a meeting day falls on a legal holiday, the meeting shall be held the next following business day.

         Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board, the President, or two or more Directors, reasonable notice of the time and place thereof being given to each Director. A waiver of such notice in writing, signed by the Director or Directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice and no notice need be given to any person with whom communication is made unlawful by any law of the United States of America, or, by any rule, regulation, proclamation or executive order issued under any such law. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when such Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or


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convened. No notice of any adjourned meeting of the Directors shall be required. In any case, it shall be deemed sufficient notice to a Director to send notice by mail at least forty-eight hours, or to deliver personally or to send notice by written wire communication at least twenty-four hours, before the meeting, addressed to him at his usual or last known business or residence address.

         Unless otherwise restricted by the Certificate of Incorporation or By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

         Unless otherwise restricted by the Certificate of Incorporation or by other provisions of these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committees.

                                   ARTICLE XI

                        Quorum of the Board of Directors

         A majority of all the Directors at the time in office shall constitute a quorum for the transaction of business at any meeting, but a lesser number may adjourn any meeting, from time to time. When a quorum is present at any meeting, a majority of the Directors present thereat shall, except where a larger vote is required by law, the Certificate of Incorporation, or the By-laws, decide any question brought before such meeting.

                                  ARTICLE XII

                              Officers and Agents

         The Corporation shall have a President, a Secretary and a Treasurer and have a Chairman and Vice Chairman of the Board or Directors, all of whom shall be chosen by the Directors and shall hold their offices, subject to these By-laws, until their respective successors are chosen and qualify. The President, any Chairman and any Vice Chairman of the Board of Directors shall be chosen from among the Directors. No other officer need be a Director and no officer need be a stockholder. The Corporation may have such other officers and agents, including but not limited to one or more Vice Presidents, as are necessary, who shall be chosen by the Board of Directors upon


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nomination by the President, which nomination shall determine the necessity of such office. Each of such other officer and agent shall hold his office for such term and shall have such authority and duties as may be determined by the Board of Directors upon recommendation of the President. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise. Any two or more offices may be held by the same person, provided, however, that neither the Chairman nor the President may be the Secretary or the Treasurer.

                                  ARTICLE XIII

         President and Chairman and Vice Chairman of the Board

         The President shall be the Chief Executive Officer of the Corporation and shall have general supervision and control of it's affairs and business and over its agents and employees, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer, in which event the president shall have such duties as the Board of Directors prescribes. In case of the death, incapacity or absence of the officer having the responsibilities of Chief Executive Officer, that is the President or the Chairman of the Board, as the case may be, the other such officer shall assume the responsibilities of the Chief Executive Officer until action of the Board of Directors. In case of the death, incapacity or absence of both the President and Chairman of the Board, the Vice Chairman of the Board shall assume their duties and responsibilities until action of the Board of Directors. If there shall be no Chairman or Vice Chairman of the Board, or in their absence, the President shall preside at all meetings of the Directors and stockholders. The President shall have custody of the Treasurer's bond, if any. If there shall be a Chairman of the Board, he shall make his counsel available to the officers of the Corporation and shall have such other duties and powers as may from time to time be conferred upon him by the Directors, and he shall preside at all meetings of the stockholders and of the Directors at which he is present. Except as herein provided, the Vice Chairman of the Board of Directors, if any, shall assume the duties of the Chairman in his absence or incapacity and shall have such other duties and powers as may from time to time be conferred upon him by the Board of Directors.

                                  ARTICLE XIV

                                Vice Presidents

         The Vice Presidents, if any, shall perform such duties as may be assigned by the officer acting as Chief Executive Officer or the Board of Directors.


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                                   ARTICLE XV

                                   Secretary

         The Secretary shall have charge of the seal of the Corporation and of the stock ledger (which nay, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary). The Secretary shall attend to the giving of notices required by the By-laws, except as otherwise provided in the By-laws, and shall have the duty to record all proceedings of the meetings of the stockholders and Directors in a book or books, which shall be the property of the Corporation to be kept for that purpose at one of the offices of the Corporation, and shall have such further powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the officer acting as Chief Executive Officer. If the Secretary is absent or unavailable, any Assistant Secretary shall have the duties and powers of the Secretary and shall have such further duties and powers as the Board of Directors or the officer acting as Chief Executive-Officer shall from time to time determine.

                                  ARTICLE XVI

                                   Treasurer

         The Treasurer shall, unless the Board of Directors makes a different designation, be the Chief Financial Officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and discharges for moneys paid in on account of the Corporation and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity of the same. He shall perform all other duties incident to the office of the Treasurer and shall make such reports to the Board of Directors and to the officer acting as Chief Executive Officer as may be required by the Board or such officer at any time. The Treasurer shall have such further powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the officer acting as Chief Executive Officer. If the Treasurer is absent or unavailable, any Assistant Treasurer shall have the duties and powers as the Board of Directors or the officer acting as Chief Executive officer shall from time to time determine.


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
                                  ARTICLE XVII

                                    Removals

         The stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote thereon, remove any Director from office.

         The Board of Directors may at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer, agent or factor of the Corporation or any member of any committee appointed by the Board of Directors or by any committee appointed by the Board of Directors or by any officer, agent or factor of the Corporation.

                                 ARTICLE XVIII

                                   Vacancies

         Except as otherwise provided by law, vacancies occurring in the office of Director shall be filled by a majority of Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election of the class for which each such Director has been chosen and until his successor is duly elected and qualified, unless sooner displaced, provided that immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation at an annual or special meeting of the stockholders called for that purpose. In the event that, at any time, less than a majority of the Directors holding office at that time were so elected by the stockholders' the Board of Directors shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of stockholders for the purpose of electing Directors to fill any existing vacancies in the Board of Directors.

         Any vacancy occurring in the office of President, Secretary or Treasurer or in any other office by death, resignation, removal or otherwise, shall be filled by the Board of Directors and the officers so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until their successors shall be duly elected and qualified.

                                  ARTICLE XIX

                                 Capital Stock

         The amount of the capital stock and the par value, if any, of the shares shall be fixed in the Certificate of incorporation. At all times, when there are two or more classes of stock or one or more series within any class


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
thereof, the several classes and series shall have the respective voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, stated and expressed in the Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock or series adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation.

         Except as otherwise provided in the Certificate of Incorporation, the Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

                                   ARTICLE XX

                              Certificate of Stock

         Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent, or registrar on the date of issue. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

                                  ARTICLE XXI

                          Transfer of Shares of Stock

         Subject to the restrictions, if any, imposed by the Certificate of Incorporation, and to the provisions of the General Corporation Law of the State of Delaware and cognate acts in amendment thereof, supplemental thereto or in


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
substitution therefor, title to a certificate of shares of stock of the Corporation and shares represented thereby shall be transferable only (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specific person. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Corporation and its transfer agent and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes except as otherwise expressly provided by the Certificate of Incorporation and the laws of the State of Delaware.

                                  ARTICLE XXII

                                  Record Date

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         If no record date is fixed by the Board of Directors:

                 (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                 (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of


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
         Directors is necessary, shall be the day on which the first written consent is expressed.

                 (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                 ARTICLE XXIII

                              Loss of Certificates

         In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate of stock may be issued in the place thereof, upon such terms in conformity with law as the Board of Directors may prescribe.

                                  ARTICLE XXIV

                                      Seal

         The corporate seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Delaware, together with the name of the Corporation and the year of its organization, cut or engraved thereon. The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXV

                              Execution of Papers

         Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations authorized to be executed on behalf of the Corporation, shall be signed by the President or by the Treasurer.

                                  ARTICLE XXVI

                                  Fiscal Year

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                 ARTICLE XXVII

                                   Amendments

         Except as in the Certificate of Incorporation or in these By-laws or otherwise expressly provided by law, these By-laws, as from time to time altered and amended, may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, or at any meeting of the Board of Directors, provided, however, that, except as from time to time otherwise provided by law, neither the time nor the place for the election of Directors shall be changed within sixty days next before the day on which any election of Directors is to be held, and provided, further, that a notice of any such change shall be given to each stockholder twenty days before the election is held, in person or by letter mailed to his last known post office address and provided, further, that the power of the Board of Directors to amend these By-laws shall not extend to Article VII or to Article XVII.


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